Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-290475-01 on Form S-3 of Duke Energy Progress, LLC of our report dated February 26, 2026, relating to the consolidated financial statements of Duke Energy Carolinas, LLC and subsidiaries incorporated by reference in this Current Report on Form 8-K dated August 27, 2026.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
August 27, 2026